Exhibit 10.1

DOCUMENT AMENDMENT AGREEMENT

THIS DOCUMENT AMENDMENT AGREEMENT (this “Agreement”), dated as of April 5, 2007, by and among ISONICS CORPORATION, a California corporation (the “Company”), and Cornell Capital Partners, L.P. (individually, a “Buyer” or collectively “Buyers” and itself the holder of more than a majority of the Registrable Securities, the 6% Debentures, and the Warrants (all as defined below)).

WITNESSETH

WHEREAS, the Buyers purchased 6% convertible debentures aggregating $16,000,000 in principal amount (the “6% Debentures”) on and after May 30, 2006.

WHEREAS, the parties also wish to enter into amendments to the 6% Debentures to benefit both parties.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the Company and the Buyer(s) hereby agree as follows:

1.     AMENDMENTS

(a)           The 6% secured convertible debenture in an original principal amount of $10,000,000 originally issued by the Company to the Buyer(s) May 30, 2006 and amended and restated by the parties on June 13, 2006, is hereby amended to reflect the results of the 4:1 reverse stock split completed by the Company on February 13, 2007, and is further amended as follows:

(i)                  The paragraph on the first page entitled “Security Agreements” is  hereby amended in its entirety to read as follows:

Security Agreements.  This Debenture is secured by Security Agreements of even date herewith between the Obligor and the Holder as well as Isonics Vancouver, Inc., Isonics Homeland Security and Defense Corporation, Protection Plus Security Corporation and the Pledge Agreement by and between the Obligor and the Holder dated April              2007, (all such security agreements and pledge agreement shall be referred to as the “Security Agreement”).

(ii)                 The paragraph on the first page entitled “Interest” be and hereby is amended in its entirety to read as follows:

Interest.  Interest shall accrue on the outstanding principal balance hereof from May 31, 2006 thru April 8, 2007 at an annual rate equal to six percent (6%) from April 9, 2007 thru April 8, 2008 at an annual rate equal to thirteen percent (13%) from April 9, 2008 thru October 8, 2008 at an annual rate equal to eleven percent (11%) and October 9, 2008 until the outstanding principal balance is paid in full at an annual rate equal to seven and three quarters percent (7.75%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Holder or its assignee  (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).

(iii)                A new paragraph (xii) is hereby added to paragraph 2(a) (Events of Default) to read as follows:

(xii)  The number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal hereunder in shares of Common Stock;

(iv)                Subparagraph (ii) of paragraph 3(a) (Conversion Limitations) is hereby deleted in its entirety and replaced with the following:

      (ii)     Conversion Limitation.        The Holder shall not be entitled to convert any amount of outstanding principal and/or interest hereunder without the written consent of the Company until after February 28, 2008 provided however the Holder shall not be subject to such limitation if either the average VWAPs of the Company’s Common Stock for five (5) consecutive trading days is Three Dollars ($3.00) or greater or an Event of Default has occurred.

(b)           The 6% secured convertible debenture in an original principal amount of $3,000,000 originally issued by the Company to the Buyer(s) June 5, 2006 and amended and restated by the parties on June 13, 2006, is hereby amended to reflect the results of the 4:1 reverse stock split completed by the Company on February 13, 2007, and is further amended as follows:

(i)                  The paragraph on the first page entitled “Security Agreements” is  hereby amended in its entirety to read as follows :

Security Agreements.  This Debenture is secured by Security Agreements of even date herewith between the Obligor and the Holder as well as Isonics Vancouver, Inc., Isonics Homeland Security and Defense Corporation, Protection Plus Security Corporation and the Pledge  Agreement by and between the Obligor and the Holder dated April              2007, (all such security agreements and pledge agreement shall be referred to as the “Security Agreement”).

(ii)                 The paragraph on the first page entitled “Interest” is  hereby amended in its entirety to read as follows:

Interest.  Interest shall accrue on the outstanding principal balance hereof from June 5, 2006 thru April 8, 2007 at an annual rate equal to six percent (6%) from April 9, 2007 thru April 8, 2008 at an annual rate equal to thirteen percent (13%) from April 9, 2008 thru October 8, 2008 at an annual rate equal to eleven percent (11%) and October 9, 2008 until the outstanding principal balance is paid in full at an annual rate equal to seven and three quarters percent (7.75%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Holder or its assignee  (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).

(iii)                A new paragraph (xii) is hereby added to paragraph 2(a) (Events of Default) to read as follows:

(xii)  The number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal hereunder in shares of Common Stock;

(iv)                Subparagraph (ii) of paragraph 3(a) (Conversion Limitations) is hereby deleted in its entirety and replaced with the following:

     (ii)      Conversion Limitation.        The Holder shall not be entitled to convert any amount of outstanding principal and/or interest hereunder without the written consent of the Company until after February 28, 2008 provided however the Holder shall not be subject to such limitation if either the average VWAPs of the Company’s Common Stock for five (5) consecutive trading days is Three Dollars ($3.00) or greater or an Event of Default has occurred.

(c)           The 6% secured convertible debenture in an original principal amount of $3,000,000 originally issued by the Company to the Buyer(s) November 14, 2006, is hereby amended to reflect the results of the 4:1 reverse stock split completed by the Company on February 13, 2007, and is further amended as follows:

(i)                  The paragraph on the first page entitled “Security Agreements” is  hereby amended in its entirety to read as follows:

Security Agreements.  This Debenture is secured by Security Agreements of even date herewith between the Obligor and the Holder as well as Isonics Vancouver, Inc., Isonics Homeland Security and Defense Corporation, Protection Plus Security Corporation and the Pledge  Agreements by and between the Obligor and the Holder dated April        2007, (all such security agreements and pledge agreement shall be referred to as the “Security Agreement”).

(ii)                 The paragraph on the first page entitled “Interest” is hereby amended in its entirety to read as follows:

Interest.  Interest shall accrue on the outstanding principal balance hereof from November 14, 2006 thru April 8, 2007 at an annual rate equal to six percent (6%) from April 9, 2007 thru April 8, 2008 at an annual rate equal to thirteen percent (13%) from April 9, 2008 thru October 8, 2008 at an annual rate equal to eleven percent (11%) and October 9, 2008 until the outstanding principal balance is paid in full at an annual rate equal to seven and three quarters percent (7.75%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Holder or its assignee  (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).

(iii)                A new paragraph (xii) is hereby added to paragraph 2(a) (Events of Default) to read as follows:

(xii)  The number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal hereunder in shares of Common Stock;

(iv)                Subparagraph (ii) of paragraph 3(a) (Conversion Limitations) is hereby deleted in its entirety and replaced with the following:
       (ii)    Conversion Limitation.        The Holder shall not be entitled to convert any amount of outstanding principal and/or interest hereunder without the written consent of the Company until after February 28, 2008 provided however the Holder shall not be subject to such limitation if either the average VWAPs of the Company’s Common Stock for five (5) consecutive trading days is Three Dollars ($3.00) or greater or an Event of Default has occurred.

(d)           The Security Agreement by and between the Company and the Buyer  dated May 30, 2006 is hereby amended as follows:

(i)            A new Section 7.8 is hereby added to Article 7. (Negative Covenants) to read as follows:

Section 7.8.            Divestiture of Assets.

The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, in excess of $250,000, all or any part of its business, assets or property of any kind whatsoever, including SenseIt Corp’s licensing agreement with Lucent, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

2.     GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this paragraph.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four additional original executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)            Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Isonics Corporation
5906 McIntyre Street
Golden, CO 80403
	Attention:	John Sakys, President
	Telephone:	(303) 279-7900
	Facsimile:	(303) 279-7300

With a copy to:	Burns, Figa & Will, P.C.
6400 South Fiddler’s Green Circle — Suite 1000
Greenwood Village, CO 80111
	Attention:	Herrick K. Lidstone, Jr., Esq.
	Telephone:	(303) 796-2626
	Facsimile:	(303) 796-2777

If to the Buyer(s), to its address and facsimile number set forth beneath its signature, with copies to the Buyer’s counsel.  Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)            Publicity.  The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.  Without limitation of the foregoing, the Buyer(s) will timely file any reports required under Sections 13(d) or 16(a) of the Securities Exchange Act of 1934.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)            Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect, and shall not be in any way changed, modified or superseded.   This Agreement shall provide for waivers, amendments and other terms as specifically set forth and described herein and shall not be deemed a waiver or amendment to other terms or conditions of the Transaction Documents.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Document Amendment Agreement to be duly executed as of the date first written above.

BUYER(S)		COMPANY:
CORNELL CAPITAL PARTNERS, L.P.		ISONICS CORPORATION

By:	Yorkville Advisors, LLC	By:
Its:	Investment Manager	Name:	John Sakys
		Title:	President and Interim Chief Executive Officer
By:
Name:	Mark Angelo
Its:	Portfolio Manager and President

101 Hudson Street — Suite 3700
Jersey City, NJ 07303
Facsimile:	(201) 985-8266